Exhibit 99.1

Keenova Reports Second Quarter 2026 Financial Results

Strong Performance Driven by Growth in Acthar® Gel1 and XIAFLEX®2
XIAFLEX Pipeline Advancing; Positive Phase 3 Plantar Fibromatosis Data Supporting Planned sBLA Submission in Fourth Quarter 2026; Phase 3 Hammer Toe Study Initiation Expected in Third Quarter 2026

Percocet Divestiture to Complete Exit of Opioid Business

Raises Full-Year Acthar Gel Guidance to 20%-22% Year-Over-Year Growth and Tightens XIAFLEX Guidance to High Single-Digits Year-Over-Year Growth

Conference Call and Webcast Today at 8:00 a.m. ET

Second Quarter 2026 Highlights3
•Acthar Gel net sales of $205 million
•XIAFLEX net sales of $150 million
•Net sales from continuing operations of $517 million
•Loss from continuing operations of $221 million
•Adjusted EBITDA from continuing operations of $206 million
•Synergy plan remains on track

DUBLIN, August 11, 2026 – Keenova Therapeutics plc (“Keenova” or the “Company”) today reported its financial results for the second quarter ended June 30, 2026.
“Keenova delivered another successful quarter, highlighted by better-than-expected performance from our core brands and meaningful progress across our strategic priorities," said Siggi Olafsson, Board Chair and Chief Executive Officer. "As a result of strong demand and execution, we are increasing our full-year net sales growth outlook for Acthar Gel to 20% to 22% and now expect XIAFLEX net sales to grow at a high single-digits rate year over year. These results reinforce our confidence in the durability of our brands and our ability to drive sustainable growth."

“We also achieved important milestones that strengthen our future growth profile, including positive Phase 3 data for XIAFLEX in plantar fibromatosis, supporting our planned sBLA submission, and preparations to initiate a Phase 3 study in hammer toe during the third quarter of 2026. This progress, together with the recent divestiture of Percocet, further sharpens our focus on high-value branded therapeutics and positions Keenova to continue to improve outcomes for patients while delivering sustainable long-term value for shareholders.”

Impact on Financial Results Due to Completion of Mallinckrodt-Endo Merger and Subsequent Par Health Spin-Off
On July 31, 2025, the Company (formerly Mallinckrodt plc) completed its merger with Endo LP (formerly Endo, Inc.) (“Endo”) (the “merger” or the “business combination”) and recorded Endo’s assets and liabilities on its balance sheet at fair value. On November 10, 2025, the Company completed the separation of Par Health, Inc. (“Par Health”) (the “separation” or the “spin-off”). Keenova is required to present Par Health’s assets and liabilities, results of operations, and cash flows as discontinued operations retroactively in its financial statements.
1 Repository corticotropin injection.
2 Collagenase clostridium histolyticum.
3 The financial results presented in this release reflect the continuing operations of Keenova Therapeutics plc.

Second Quarter 2026 Financial Results
Net sales from continuing operations in the second quarter of 2026 were $517 million, an increase of $253 million over the same period in 2025, primarily driven by strength in sales of Acthar Gel and the inclusion of XIAFLEX net sales.
•Acthar Gel net sales were $205 million, an increase of 17% from the prior-year period, driven by higher patient demand, continued category expansion, payer mix, continued momentum in SelfJect uptake, and sales force productivity.
•XIAFLEX net sales were $150 million, driven by increased demand in Peyronie’s disease and price.
Loss from continuing operations was $221 million, compared to $31 million in the prior-year period. The performance of Acthar Gel and the inclusion of XIAFLEX net sales in the second quarter of 2026 were more than offset by a $208 million pre-tax impairment charge on the divestiture of Percocet, $95 million of incremental non-cash expenses related to fair value adjustments of inventory and intangible assets, and the inclusion of Endo operating costs following the business combination. Adjusted EBITDA from continuing operations was $206 million.
XIAFLEX Pipeline Update
•Plantar Fibromatosis: Topline results for the Phase 3 study were positive, as reported on July 8, 2026. The Company continues to target regulatory submission in the fourth quarter of 2026.

•Hammer Toe: Following an FDA End-of-Phase 2 meeting in June 2026, the Phase 3 study is expected to begin enrollment in the third quarter of 2026.
Synergies Update
In the second quarter of 2026, the Company realized $25 million in synergies. The Company remains on track to realize pre-tax merger synergies of approximately $100 million in 2026 and $150 million of annual pre-tax, run-rate synergies by the merger’s three-year anniversary.

NYSE Listing

Over the past year, the Company has made significant progress on key strategic priorities, including post-merger integration, the spin-off of Par Health, divesting opioids from the portfolio, executing across its commercial portfolio, and advancing its pipeline. Based on this progress and the opportunity to further strengthen its position, the Company now plans to list on the New York Stock Exchange in 2027. The Company believes this additional time will allow it to build on this momentum and create greater value for shareholders.

Revised 2026 Financial Guidance
For the full-year 2026, Keenova’s guidance has been revised as follows:
•Acthar Gel net sales growth rate of 20-22%
•XIAFLEX net sales growth rate in the high single-digits4
•Pro forma net sales of $1.94 billion to $2.00 billion, driven by continued strength in the core brands
•Pro forma Adjusted EBITDA of $715 million to $745 million

The guidance for pro forma net sales and pro forma Adjusted EBITDA excludes the full-year contribution of Percocet and does not take into account any future acquisition or divestiture activity. In addition, the pro forma Adjusted EBITDA guidance incorporates anticipated merger synergies to be realized in 2026.
The Company does not provide comparable GAAP measures for its forward-looking non-GAAP guidance or a reconciliation of such measures because the reconciling items described in the definition of pro forma Adjusted EBITDA provided below are inherently uncertain and difficult to estimate and cannot be predicted without unreasonable effort. The variability of such items may have a significant impact on our future GAAP results.
Please see "Non-GAAP Financial Measures" included in this release for a discussion of non-GAAP measures and reconciliation of GAAP and non-GAAP financial measures for the second quarter.
4 Compared to aggregate XIAFLEX net sales for fiscal year 2025, which is calculated based on Endo’s XIAFLEX net sales of $299.7 million for the pre-merger portion of fiscal year 2025 and Keenova’s XIAFLEX net sales of $246.6 million for the post-merger portion of fiscal year 2025, for a total of $546.3 million.

Please see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026, to be filed with the U.S. Securities and Exchange Commission (“SEC”), for additional information.
Conference Call and Webcast
Keenova will hold a conference call for investors today, August 11, 2026, at 8:00 a.m. Eastern Time.
The audio webcast may be accessed through the Investor Relations section of the Company’s website or through this webcast link. To access the call through a conference line, participants can register here to receive dial-in numbers and a personalized PIN to participate in the call. Participants are advised to join 10 minutes prior to the scheduled start time. A replay of the webcast will be available following the event.

About Keenova
Keenova Therapeutics is a leading U.S.-focused branded therapeutics company that strives to help patients with rare or unaddressed conditions live happier and healthier lives.
Keenova’s rare disease capabilities underpin our diversified brands portfolio, which is focused across a wide range of specialty therapeutic areas of significant unmet need. These include rheumatology, ophthalmology, nephrology, neurology, pulmonology, orthopedics, urology, and neonatal respiratory critical care.
Headquartered in Dublin, Ireland, Keenova benefits from a strong U.S. manufacturing footprint with facilities in Louisiana, New Jersey, New York, Pennsylvania, and Wisconsin. To learn more, please visit www.keenova.com.
Keenova uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.
Non-GAAP Financial Measures
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release includes certain financial information of the Company that is not prescribed by or prepared in accordance with GAAP. The Company utilizes these non-GAAP financial measures as supplements to financial measures determined in accordance with GAAP when evaluating operating performance and assessing the Company’s capital structure, and the Company believes that these measures will be used by certain investors to evaluate operating results and financial leverage, borrowing capacity and balance sheet risk. The Company believes that presenting these non-GAAP financial measures provides useful information about performance and financial leverage across reporting periods on a consistent basis by excluding certain items, which may be favorable or unfavorable. Despite the importance of these measures to management in goal-setting and performance measurement, these are non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, metrics such as non-GAAP Adjusted EBITDA from continuing operations and similar metrics (unlike GAAP measures and relevant components) may differ from, and may not be comparable to, the calculation of similar measures of other companies. These non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.
These non-GAAP financial measures should not be viewed in isolation or as substitutes for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures should be read in conjunction with the Company’s and Endo’s unaudited condensed consolidated financial statements, audited financial statements, and publicly filed reports in their entirety. Reconciliations of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this press release. Further information regarding non-GAAP financial measures can be found on the Company’s website at www.keenova.com.

Adjusted EBITDA
Beginning with the second quarter of 2026, the Company has updated its definition of Adjusted EBITDA to include an adjustment for strategic initiative costs, as further described below. Relevant prior periods have been recast to reflect the change. Adjusted EBITDA represents net income or loss prepared in accordance with GAAP and adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, income (loss) from discontinued operations, interest expense, net; income tax expense (benefit); depreciation and amortization; combination, integration, and other related expenses; restructuring charges, net; liabilities management and separation costs; gains/losses on debt extinguishment; gains/losses on divestitures; strategic initiative costs; fresh-start inventory-related expenses; business combination inventory-related expense; share-based compensation; and other items identified by the Company.

Strategic initiative costs represent expenses incurred in connection with evaluating, pursuing, negotiating, or otherwise facilitating significant strategic transactions and initiatives whether or not completed or achieved. These activities may include acquisitions, divestitures, licensing transactions, business development initiatives, portfolio optimization efforts, strategic alternatives reviews, IPO readiness projects, company sale processes and other transformational corporate initiatives. Such costs primarily consist of legal, accounting, consulting, diligence, valuation, investment banking, tax, regulatory, and related expenses.

The Company excludes these costs from non-GAAP financial measures because they are not considered indicative of the Company’s core operating performance and may vary significantly from period to period based on the timing and nature of strategic initiatives.
Adjusted EBITDA from Continuing Operations
Adjusted EBITDA from continuing operations represents Adjusted EBITDA (as defined above) and as adjusted for income (loss) from discontinued operations.
Forward Looking Statements
Statements in this Press Release that are not strictly historical, including statements regarding the future financial condition and operating results of the Company, expected product launches, legal, economic, business, competitive and/or regulatory factors affecting Keenova’s businesses and any other statements regarding events or developments Keenova believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. Forward-looking statements can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “project,” “anticipate,” “approximately,” “estimate,” “predict,” “potential,” “continue,” “may,” “could,” “should,” “will” or the negative of these terms or similar expressions.
There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the expected benefits and synergies of the merger with Endo may not be fully realized in a timely manner, or at all; the Company’s increased indebtedness as a result of the merger with Endo and significant transaction costs related to the merger with Endo; the expected growth opportunities, profit improvements, cost savings and other benefits as a result of the spin-off of Par Health may not be fully realized in a timely manner, or at all; loss of the benefits of services provided by Par Health or certain of its subsidiaries as a result of the spin-off of Par Health; risks associated with being a smaller, less diversified company as a result of the spin-off of Par Health; unanticipated costs, litigation and/or regulatory inquiries and investigations, including as a result of the merger with Endo or the spin-off of Par Health; potential changes in the Company’s business strategy, portfolio, capital allocation decisions, and performance; the total consideration to be received in connection with the Percocet divestiture; exposure to global economic conditions and market uncertainty; governmental investigations and inquiries, regulatory actions, and lawsuits, in each case related to the Company or its officers; the Company’s contractual and court-ordered compliance obligations that, if violated, could result in penalties; matters related to Acthar® Gel (repository corticotropin injection), including the settlement with governmental parties to resolve certain disputes and compliance with and restrictions under the related corporate integrity agreement; the ability to maintain relationships with the Company’s suppliers, customers, employees and other third parties; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of the Company’s products due to legal changes or changes in insurers’ or other payers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; any undesirable side effects caused by the Company’s approved and investigational products, which could limit their commercial profile or result in other negative consequences; the Company’s and its partners’ ability to successfully develop, commercialize or launch new products or expand commercial opportunities of existing products, including Acthar

Gel SelfJect, the INOmax® Evolve DS delivery system, and XIAFLEX; the Company’s ability to successfully pursue additional indications for XIAFLEX, including the timing and outcome of clinical results and regulatory submissions; the Company’s ability to successfully identify or discover additional products or product candidates; the Company’s ability to navigate price fluctuations and pressures, including the ability to achieve anticipated benefits of price increases of its products; competition; the Company’s and its partners’ ability to protect intellectual property rights; limited clinical trial data for Acthar Gel; the timing, expense and uncertainty associated with clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental laws and related liabilities; business development activities or other strategic transactions; attraction and retention of qualified personnel in key fields; the effectiveness of information technology infrastructure, including risks of external attacks or failures; customer concentration; the Company’s reliance on certain individual products that are material to its financial performance; complex manufacturing processes; reliance on third-party manufacturers and supply chain providers and related market disruptions; conducting business internationally; new or increased tariffs and evolving trade relations and changes in trade and taxation policy; the Company’s significant levels of intangible assets and related impairment testing; natural disasters or other catastrophic events; the Company’s substantial indebtedness and settlement obligation, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; restrictions contained in the agreements governing the Company’s indebtedness and settlement obligation on the Company’s operations, future financings and use of proceeds; the Company’s variable rate indebtedness; the Company’s tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended; future changes to applicable tax laws or the impact of disputes with governmental tax authorities; the impact of Irish laws; the comparability of the Company’s financial results to historical financial statements in light of its emergence from Chapter 11 bankruptcy proceedings in 2023, the divestiture of the Therakos business, the merger with Endo and spin-off of Par Health.
The “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC, its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, to be filed with the SEC, and other filings with the SEC, all of which are on file and available from the SEC’s website (www.sec.gov) and the Company’s website (www.keenova.com), identify and describe in more detail the risks and uncertainties to which the Company’s businesses are subject. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. The forward-looking statements made herein speak only as of the date hereof and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law. Given these uncertainties, one should not put undue reliance on any forward-looking statements.
No Offer of Securities
The Company’s potential NYSE listing in 2027 is subject to approval by Keenova’s Board of Directors and other considerations and conditions. The Company expects to conduct a public offering of Keenova’s ordinary shares to facilitate the listing at that time, and no assurance can be given as to whether or when such transaction will occur or its impact.
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any such offering would be made pursuant to a registration statement to be filed with the SEC. The price and number of the ordinary shares to be sold in any such offering have not yet been determined. The timing of any such offering would be subject to market and other conditions and the completion of the SEC’s review process. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.
CONTACTS
Investors:
investor.relations@keenova.com
Media:
media.relations@keenova.com

KEENOVA THERAPEUTICS PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)
	Three Months Ended		Change
	June 30, 2026	June 27, 2025	$	%
Acthar Gel	$204.7	$175.1	$29.6	17%
XIAFLEX	149.8	—	149.8	—%
INOmax	58.9	61.9	(3.0)	(5)%
Other Products	94.2	27.2	67.0	NM
License Revenues	9.6	0.1	9.5	NM
Total	$517.2	$264.3	$252.9	96%
________
NM indicates that the percentage change is not meaningful or is greater than 100%.

KEENOVA THERAPEUTICS PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)
	Six Months Ended		Change
	June 30, 2026	June 27, 2025	$	%
Acthar Gel	$374.2	$290.5	$83.7	29%
XIAFLEX	284.2	—	284.2	—%
INOmax	117.7	124.4	(6.7)	(5)%
Other Products	193.9	56.3	137.6	NM
License Revenues	15.5	0.3	15.2	NM
Total	$985.5	$471.5	$514.0	NM

________
NM indicates that the percentage change is not meaningful or is greater than 100%.

KEENOVA THERAPEUTICS PLC
CONSOLIDATED ADJUSTED EBITDA FROM CONTINUING OPERATIONS
(unaudited, in millions)
	Three Months Ended		Six Months Ended
	June 30, 2026	June 27, 2025	June 30, 2026	June 27, 2025
Net (loss) income	$(220.5)	$2.4	$(334.0)	$(25.3)
(Income) loss from discontinued operations, net of income taxes	—	(32.9)	—	(80.5)
Loss from continuing operations	(220.5)	(30.5)	(334.0)	(105.8)
Adjustments:
Interest expense, net	44.5	28.9	90.1	57.4
Income tax (benefit) expense	(23.0)	2.0	(18.2)	0.3
Depreciation	6.2	3.0	11.8	5.7
Amortization [1]	53.6	9.5	109.0	19.2
Combination, integration, and other related expenses [2]	8.6	22.6	28.4	43.1
Restructuring credits, net	—	(0.2)	—	(2.2)
Non-restructuring impairment charge [3]	207.7	—	207.7	—
Liabilities management and separation costs [4]	—	1.0	—	1.0
(Gain) loss on divestiture	(0.1)	0.5	(0.3)	6.7
Fresh-start inventory-related expense [5]	8.9	47.7	53.7	80.0
Business combination inventory-related expenses [6]	90.1	—	190.3	—
Share-based compensation [7]	21.0	4.7	32.0	13.7
Change in fair value of contingent consideration	0.6	0.9	1.2	0.8
Change in derivative asset and liabilities fair value	—	0.4	—	3.0
Unrealized (gain) loss on equity investment	—	(4.0)	0.5	2.2
Strategic initiative costs [8]	8.5	—	13.4	—
Other	—	—	(0.6)	—
Adjusted EBITDA from continuing operations	$206.1	$86.5	$385.0	$125.1
(1)Represents amortization of intangible assets.
(2)Represents legal, financial, and other advisory and consulting expenses, which primarily relate to shareholder matters, integration planning and execution, and regulatory costs associated with the business combination.
(3)Represents non-cash asset impairment charges relating to the Percocet business, classified as held for sale as of June 30, 2026.
(4)Represents professional fees incurred as the Company explored potential sales of non-core assets to enable further deleveraging post-emergence from Chapter 11 bankruptcy proceedings.
(5)Represents amortization of inventory fair value step-up arising from the application of fresh start accounting upon emergence from Chapter 11 bankruptcy in 2023.
(6)Represents amortization of inventory fair value step-up arising from the application of purchase accounting for business combinations.
(7)Represents compensation expense recognized in connection with equity awards granted to employees and non-employee directors
(8)Represents expenses incurred in connection with evaluating, pursuing, negotiating, or otherwise facilitating significant strategic transactions and initiatives whether or not completed or achieved. These activities may include acquisitions, divestitures, licensing transactions, business development initiatives, portfolio optimization efforts, strategic alternatives reviews, IPO readiness projects, company sale processes and other transformational corporate initiatives. Such costs primarily consist of legal, accounting, consulting, diligence, valuation, investment banking, tax, regulatory, and related expenses.

KEENOVA THERAPEUTICS PLC
CONSOLIDATED ADJUSTED EBITDA FROM CONTINUING OPERATIONS
(unaudited, in millions)
	(Recast)[1] Three Months Ended	Three Months Ended	Six Months Ended
	March 31, 2026	June 30, 2026	June 30, 2026
Net (loss) income	$(113.5)	$(220.5)	$(334.0)
Loss from discontinued operations, net of income taxes	—	—	—
Loss from continuing operations	(113.5)	(220.5)	(334.0)
Adjustments:			—
Interest expense, net	45.6	44.5	90.1
Income tax (benefit) expense	4.8	(23.0)	(18.2)
Depreciation	5.6	6.2	11.8
Amortization [2]	55.4	53.6	109.0
Combination, integration, and other related expenses [3]	19.8	8.6	28.4
Non-restructuring impairment charge [4]	—	207.7	207.7
Gain on divestiture	(0.2)	(0.1)	(0.3)
Fresh-start inventory-related expense [5]	44.8	8.9	53.7
Business combination inventory-related expenses [6]	100.2	90.1	190.3
Share-based compensation [7]	11.0	21.0	32.0
Change in fair value of contingent consideration	0.6	0.6	1.2
Change in derivative asset and liabilities fair value	—	—	—
Unrealized loss on equity investment	0.5	—	0.5
Strategic initiative costs [8]	4.9	8.5	13.4
Other	(0.6)	—	(0.6)
Adjusted EBITDA from continuing operations	$178.9	$206.1	$385.0

(1)Three months ended March 31, 2026 have been recast to include the adjustment for strategic initiative costs.
(2)Represents amortization of intangible assets.
(3)Represents legal, financial, and other advisory and consulting expenses, which primarily relate to shareholder matters, integration planning and execution, and regulatory costs associated with the business combination.
(4)Represents non-cash asset impairment charges relating to the Percocet business, classified as held for sale as of June 30, 2026.
(5)Represents amortization of inventory fair value step-up arising from the application of fresh start accounting upon emergence from Chapter 11 bankruptcy in 2023.
(6)Represents amortization of inventory fair value step-up arising from the application of purchase accounting for business combinations.
(7)Represents compensation expense recognized in connection with equity awards granted to employees and non-employee directors
(8)Represents expenses incurred in connection with evaluating, pursuing, negotiating, or otherwise facilitating significant strategic transactions and initiatives whether or not completed or achieved. These activities may include acquisitions, divestitures, licensing transactions, business development initiatives, portfolio optimization efforts, strategic alternatives reviews, IPO readiness projects, company sale processes and other transformational corporate initiatives. Such costs primarily consist of legal, accounting, consulting, diligence, valuation, investment banking, tax, regulatory, and related expenses.

KEENOVA THERAPEUTICS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 27, 2025	June 30, 2026	June 27, 2025
Net sales	$517.2	$264.3	$985.5	$471.5
Cost of sales	235.2	113.6	516.9	208.7
Gross profit	282.0	150.7	468.6	262.8
Selling, general and administrative expenses	243.8	116.4	454.4	231.3
Combination, integration, and other related expenses	8.6	22.6	28.4	43.1
Research and development expenses	25.0	18.0	48.2	33.3
Restructuring credits, net	—	(0.2)	—	(2.2)
Non-restructuring impairment charges	207.7	—	207.7	—
Liabilities management and separation costs	—	1.0	—	1.0
Operating loss	(203.1)	(7.1)	(270.1)	(43.7)
Interest expense	(51.2)	(32.5)	(102.2)	(65.1)
Interest income	6.7	3.6	12.1	7.7
Other income (expense), net	4.1	7.5	8.0	(4.4)
Loss from continuing operations before income taxes	(243.5)	(28.5)	(352.2)	(105.5)
Income tax (benefit) expense	(23.0)	2.0	(18.2)	0.3
Loss from continuing operations	(220.5)	(30.5)	(334.0)	(105.8)
Income from discontinued operations, net of income taxes	—	32.9	—	80.5
Net (loss) income	$(220.5)	$2.4	$(334.0)	$(25.3)

Basic (loss) income per share
Loss from continuing operations	$(5.57)	$(1.55)	$(8.43)	$(5.37)
Income from discontinued operations	—	1.67	—	4.09
Net (loss) income	$(5.57)	$0.12	$(8.43)	$(1.28)
Basic weighted-average shares outstanding	39.6	19.7	39.6	19.7

Diluted (loss) income per share:
Loss from continuing operations	$(5.57)	$(1.55)	$(8.43)	$(5.37)
Income from discontinued operations	—	1.67	—	4.09
Net (loss) income	$(5.57)	$0.12	$(8.43)	$(1.28)
Diluted weighted-average shares outstanding	39.6	19.7	39.6	19.7

KEENOVA THERAPEUTICS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except share data)

	June 30, 2026	December 31, 2025
Assets
Current Assets:
Cash and cash equivalents	$963.7	$812.8
Accounts receivable, less allowance for doubtful accounts of $1.2 and $1.1	336.2	299.1
Inventories	476.4	553.5
Prepaid expenses and other current assets	228.8	254.9
Assets held for sale	202.8	—
Total current assets	2,207.9	1,920.3
Property, plant and equipment, net	184.7	185.4
Goodwill	23.8	31.8
Intangible assets, net	1,721.8	2,229.6
Deferred income taxes	633.9	654.8
Other assets	441.2	606.7
Total Assets	$5,213.3	$5,628.6

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$15.0	$15.0
Accounts payable	92.9	77.9
Accrued payroll and payroll-related costs	70.8	120.7
Accrued interest	18.0	18.0
Acthar Gel-Related Settlement	29.6	33.7
Accrued rebates and returns	238.3	241.0
Accrued and other current liabilities	170.3	165.8
Liabilities held for sale	25.7	—
Total current liabilities	660.6	672.1
Long-term debt	2,518.6	2,532.3
Acthar Gel-Related Settlement	92.0	112.1
Deferred income taxes	55.8	115.6
Other income tax liabilities	19.5	18.8
Other liabilities	110.0	112.5
Total Liabilities	3,456.5	3,563.4
Shareholders' Equity:
Preferred Shares, $0.001 par value, 3,000,000,000,000 authorized; none issued and outstanding	—	—
Ordinary A shares, €1.00 par value, 25,000 authorized; none issued and outstanding	—	—
Ordinary shares, $0.01 par value, 500,000,000 authorized; 39,581,987 and 39,543,990 issued and outstanding	0.4	0.4
Additional paid-in capital	2,145.7	2,115.5
Accumulated other comprehensive (loss) income	(3.6)	1.0
Accumulated deficit	(385.7)	(51.7)
Total Shareholders' Equity	1,756.8	2,065.2
Total Liabilities and Shareholders' Equity	$5,213.3	$5,628.6

KEENOVA THERAPEUTICS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)
	Six Months Ended
	June 30, 2026	June 27, 2025
Cash Flows From Operating Activities - Continuing Operations:
Loss from continuing operations	$(334.0)	$(105.8)
Adjustments to reconcile net cash from operating activities:
Depreciation and amortization	120.8	24.9
Share-based compensation	32.0	13.6
Deferred income taxes	(38.8)	(5.6)
Non-cash impairment charge	207.7	—
Loss on divestiture	—	6.7
Inventory step-up amortization from acquisitions	190.3	—
Inventory provisions	5.8	8.9
Fair value adjustment in contingent consideration liabilities	1.2	0.8
Non-cash accretion expense	9.5	3.4
Other non-cash items	(6.0)	5.4
Changes in assets and liabilities:
Accounts receivable, net	(39.7)	(18.5)
Inventories	22.2	61.2
Accounts payable	15.6	12.6
Income taxes	(5.7)	15.9
Acthar Gel-Related Litigation Settlement	(33.7)	(21.3)
Other	21.6	46.8
Net cash provided by operating activities - continuing operations	$168.8	$49.0
Cash Flows From Investing Activities - Continuing Operations:
Capital expenditures	(13.9)	(16.7)
Payments from divestiture, net of divested cash	—	(6.2)
Proceeds from sale of equity securities	10.2	—
Other	—	0.3
Net cash used in investing activities - continuing operations	$(3.7)	$(22.6)
Cash Flows From Financing Activities - Continuing Operations:
Repayment of external debt	(7.5)	(2.0)
Repurchase of shares	(1.9)	(1.9)
Payment of contingent consideration	(1.3)	—
Other	—	(0.3)
Net cash used in financing activities - continuing operations	$(10.7)	$(4.2)
Discontinued Operations:
Net cash provided by operating activities - discontinued operations	—	112.7
Net cash used in investing activities - discontinued operations	—	(23.3)
Net cash provided by financing activities - discontinued operations	—	—
Net cash provided by discontinued operations	$—	$89.4
Effect of currency rate changes on cash	(2.4)	1.7
Net change in cash, cash equivalents and restricted cash	152.0	113.3
Cash, cash equivalents and restricted cash at beginning of period	954.0	445.7
Cash, cash equivalents and restricted cash at end of period	$1,106.0	$559.0

Cash and cash equivalents at end of period	963.7	497.8
Restricted cash included in prepaid expenses and other assets at end of period	112.1	19.5
Restricted cash included in other long-term assets at end of period	30.2	41.7
Cash, cash equivalents and restricted cash at end of period	$1,106.0	$559.0
Cash and cash equivalents at end of period - discontinued operations	—	127.0
Restricted cash included in prepaid expenses and other assets at end of period - discontinued operations	—	—
Restricted cash included in other long-term assets at end of period - discontinued operations	—	13.9
Cash, cash equivalents and restricted cash at end of period - continuing operations	$1,106.0	$418.1
Cash and cash equivalents at end of period - continuing operations	963.7	370.8
Restricted cash included in prepaid expenses and other assets at end of period - continuing operations	112.1	19.5
Restricted cash included in other long-term assets at end of period - continuing operations	30.2	27.8
Cash, cash equivalents and restricted cash at end of period - continuing operations	$1,106.0	$418.1